[SQUAR MILNER LOGO]


EXHIBIT 23.1


                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


Squar, Milner,          To the Board of Directors of New Century Companies, Inc.
Reehl
& Williamson,           We hereby consent to the incorporation by reference into
LLP                     this Registration Statement on Form SB-2 of New Century
                        Companies, Inc. of our report dated April 7, 2006,
Certified Public        relating to the consolidated balance sheet of New
Accountants             Century Companies, Inc. as of December 31, 2005 and the
and Financial Advisors  related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each
                        of the two years in the period ended December 31, 2005.
                        We also hereby consent to the reference to our Firm
Squar Milner            under the caption "Experts".
Financial
Services LLC

Squar Milner Real
Estate
Services, GP            /s/ Squar, Milner, Reehl & Williamson, LLP
                        ------------------------------------------
Squar Milner            Newport Beach, California
Corporate               August 9, 2006
Diligence Services,
GP




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                  AN INDEPENDENT MEMBER OF B K R INTERNATIONAL